Exhibit 24

POWER OF ATTORNEY

Each director of Pacifica Bancorp Inc. (the “Company”), whose signature appears below, hereby appoints John A. Kennedy, Director, President and Chief Executive Officer, as his/her attorney to sign, in his/her name and on behalf and in any and all capacities stated below, the Company’s consolidated Form 10-KSB and Annual Report (the “Annual Report”), and likewise to sign any and all amendments and other documents relating thereto, each such person hereby granting to such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities indicated, on March 17, 2005.

Signature	Title
/s/ Lyle K. Snyder	Chairman
Lyle K. Snyder

/s/ John A. Kennedy	Director
John A. Kennedy

/s/ Yi-Heng Lee	Director
Yi-Heng Lee

/s/ Mark P. Levy	Director
Mark P. Levy

/s/ Robert E. Peterson	Director
Robert E. Peterson

/s/ George J. Pool	Director
George J. Pool

/s/ Fannie Kuei-Fang Tsai	Director
Fannie Kuei-Fang Tsai

/s/ Mark W. Weber	Director
Mark W. Weber

/s/ Edwin R. Young	Director
Edwin R. Young